UNDERTAKING

      This Undertaking is made and delivered this 7th day of November, 2005 by FUR HOLDINGS LLC, a Delaware limited liability company ("Holdings") and FUR Advisors LLC ("Advisors"). Concurrently with the delivery of this Undertaking, First Union Real Estate Equity and Mortgage Investments, an Ohio trust ("First Union") and Advisors are entering into that certain Amended and Restated Advisory Agreement (the "Advisory Agreement") pursuant to which First Union is retaining Advisors to provide advisory services to First Union. It is acknowledged and agreed by Holdings and Advisors that this Undertaking is made as an inducement to First Union to enter into the Advisory Agreement. Each capitalized term used herein and not otherwise defined shall have the meaning ascribed thereto in the Advisory Agreement.

      WHEREAS, Holdings is the sole member of Advisors and holds an 80% membership interest in NKT Advisors LLC ("NKT"), which has agreed to provide advisory services pursuant to the Newkirk Advisory Agreement;

      WHEREAS, Holdings and Advisors acknowledge that it is an inducement and a condition to First Union entering into the Advisory Agreement that Holdings deliver this Undertaking;

      WHEREAS, Holdings and Advisors are deriving material benefit from First Union entering into the Advisory Agreement and are delivering this Undertaking to induce First Union to enter into the Advisory Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Holdings and Advisors hereby jointly and severally agree as follows.

      1. Undertakings

            a. At all times from and after a termination (if any) of the Advisory Agreement and during such period as the Newkirk Advisory Agreement is then in effect, Holdings shall pay or cause to be paid to First Union within five days of receipt thereof by Holdings (i) an amount equal to 80% of all payments made to NKT pursuant to the Newkirk Advisory Agreement on account of the Incentive Management Fee (as defined in the Newkirk Advisory Agreement) (herein, the "80% Fee"); and (ii) any amount or amounts payable and unpaid by Advisors to First Union with respect to the 80% Fee prior to the termination of the Advisory Agreement;

            b. At all times from and after a termination (if any) of the Newkirk Advisory Agreement, Holdings shall pay or cause to be paid to First Union within five days of receipt thereof by Holdings any amount or amounts payable and unpaid by NKT to Advisors with respect to the 80% Fee; and

            c. Holdings and Advisors shall direct NKT, and by delivery of a copy of this Undertaking hereby direct NKT, in satisfaction of the obligations of Holdings pursuant paragraph 1 hereof, to pay directly to First Union from amounts otherwise distributable to Holdings by NKT the amounts contemplated by Paragraphs 1(a) and 1 (b) hereof.

      2. Holdings and Advisors represent, warrant and covenant to First Union that:

      a. Holdings and Advisors have the power to execute and deliver this Undertaking and to incur and perform their obligations hereunder;

      b. Holdings and Advisors have duly taken all necessary action to authorize the execution, delivery and performance of this Undertaking and to incur and perform its obligations hereunder;

      c. No consent, approval, authorization or other action by, and no notice to or of, or declaration or filing with, any governmental or other public body, or any other person or entity, is required for the due authorization, execution, delivery and performance by Holdings or Advisors of this Undertaking or the consummation of the transactions contemplated hereby;

      d. The execution, delivery and performance by Holdings and Advisors of this Undertaking does not and will not, with the passage of time or the giving of notice or both, violate or otherwise conflict with any term or provision of any material agreement, instrument, judgment, decree, order or any statute, rule or governmental regulation applicable to Holdings or result in the creation of any lien upon any of its properties or assets pursuant thereto; and

      e. This Undertaking has been duly authorized, executed and delivered by Holdings and Advisors and constitutes the legal, valid and binding obligation of Holdings and Advisors, and is enforceable against Holdings and Advisors in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).


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

      IN WITNESS WHEREOF, Holdings and Advisors have duly executed or caused this Undertaking to be duly executed as of the date first above set forth.

                                            FUR HOLDINGS LLC

                                            By: WEM-FUR Investors LLC
                                                Managing Member

                                                By
                                                   -----------------------------
                                                   Michael L. Ashner
                                                   Managing Member


                                            FUR ADVISORS LLC

                                            By: FUR Holdings LLC
                                                Member

                                                By: WEM-FUR Investors LLC
                                                    Managing Member

                                                    By
                                                       -------------------------
                                                       Michael L. Ashner
                                                       Managing Member

                  [signature page to FUR Holdings undertaking}


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